EXECUTION COPY





              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION


                                   Depositor



                     EMERGENT MORTGAGE HOLDINGS CORPORATION


                              Unaffiliated Seller


                                      and

                              EMERGENT GROUP, INC.


                          ---------------------------




                        UNAFFILIATED SELLER'S AGREEMENT


                          Dated as of August 10, 1997

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE ONE DEFINITIONS ...................................................    1
      Section 1.01. Definitions ...........................................    1

ARTICLE TWO PURCHASE, SALE AND CONVEYANCE OF THE MORTGAGE LOANS ...........    4
      Section 2.01. Agreement to Purchase Initial and Additional
                      Mortgage Loans ......................................    4
      Section 2.02. Agreement to Purchase Pre-Funded Mortgage Loans .......    5
      Section 2.03. Purchase Price ........................................    7
      Section 2.04. Delivery of Mortgage Loan Files .......................    7
      Section 2.05. Transfer of Mortgage Loans; Assignment of Agreement ...    7
      Section 2.06. Examination of Mortgage Loan File .....................    7
      Section 2.07. Books and Records .....................................    8

ARTICLE THREE REPRESENTATIONS AND WARRANTIES ..............................    8
      Section 3.01. Representations and Warranties as
                      to the Unaffiliated Seller ..........................    8
      Section 3.02. Representations and Warranties Relating
                      to the Mortgage Loans ...............................   10
      Section 3.03. Covenants of the Unaffiliated Seller ..................   17
      Section 3.04. Representations and Warranties of the Depositor .......   18
      Section 3.05. Repurchase Obligation for Breach of a
                      Representation or Warranty ..........................   19
      Section 3.06. Reassignment of Purchased Mortgage Loans ..............   20
      Section 3.07. Waivers ...............................................   20
      Section 3.08. Representations and Warranties of Emergent Group ......   20

ARTICLE FOUR THE UNAFFILIATED SELLER ......................................   21
      Section 4.01. Liability of the Unaffiliated Seller ..................   21
      Section 4.02. Merger or Consolidation ...............................   21
      Section 4.03. Costs .................................................   22
      Section 4.04. Servicing .............................................   23
      Section 4.05. Mandatory Delivery ....................................   23
      Section 4.06. Indemnification .......................................   23

ARTICLE FIVE CONDITIONS OF CLOSING ........................................   26
      Section 5.01. Conditions of Depositor's Obligations .................   26
      Section 5.02. Conditions of Unaffiliated Seller's Obligations .......   28
      Section 5.03. Termination of Depositor's Obligations ................   29

ARTICLE SIX MISCELLANEOUS .................................................   29
      Section 6.01. Notices ...............................................   29
      Section 6.02. Severability of Provisions ............................   30
      Section 6.03. Agreement of Unaffiliated Seller ......................   30
      Section 6.04. Survival ..............................................   30
      Section 6.05. Effect of Headings and Table of Contents ..............   30
      Section 6.06. Successors and Assigns ................................   30
      Section 6.07. Governing Law .........................................   30
      Section 6.08. Confirmation of Intent ................................   31
      Section 6.09. Execution in Counterparts .............................   31

      Section 6.10. Amendments ............................................   31
      Section 6.11. Miscellaneous .........................................   32

EXHIBITS

Exhibit A - Schedule of Mortgage Loans
Exhibit B - Officer's Certificate

      This Unaffiliated Seller's Agreement, dated as of August 10, 1997, among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation (the "Depositor"), EMERGENT MORTGAGE HOLDINGS CORPORATION, a Delaware corporation (the "Unaffiliated Seller"), and EMERGENT GROUP, INC., a South Carolina corporation ("Emergent Group").

                              W I T N E S S E T H:

      WHEREAS, the Depositor has agreed to purchase from the Unaffiliated Seller and the Unaffiliated Seller, pursuant to this Agreement, is selling to the Depositor the Mortgage Loans and Other Conveyed Property;

      WHEREAS, it is the intention of the Unaffiliated Seller and the Depositor that simultaneously with the Unaffiliated Seller's conveyance of the Mortgage Loans and Other Conveyed Property to the Depositor (a) the Depositor shall deposit the Mortgage Loans and Other Conveyed Property in a trust pursuant to a Pooling and Servicing Agreement to be dated as of August 10, 1997 (the "Pooling and Servicing Agreement"), to be entered into by and among the Depositor, as depositor, Emergent Mortgage Corp., as servicer, and First Union National Bank, as trustee (the "Trustee") and (b) the Trustee shall issue certificates (the "Certificates") evidencing beneficial ownership interests in the property of the trust fund formed by the Pooling and Servicing Agreement (the "Trust Fund") to the Depositor;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

      Section 1.01. Definitions. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

      "Additional Mortgage Loans" means the mortgage loans listed on the Schedule of Mortgage Loans which were identified subsequent to August 10, 1997 but prior to the Closing Date.

      "Agreement" means this Unaffiliated Seller's Agreement, as amended or supplemented in accordance with the provisions hereof.

      "Certificate Insurer" means Financial Security Assurance Inc., a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

      "Commission" means the Securities and Exchange Commission and its successors.

      "Cut-off Date" means the close of business on August 10, 1997 for any Initial Mortgage Loans and the respective origination dates thereof for any Additional Mortgage Loans or any Pre-Funded Mortgage Loans.

      "Cut-off Date Principal Balance" means as to each Mortgage Loan, its unpaid principal balance as of the Cut-off Date.

      "Depositor Information" shall have the meaning given to such term in
Section 4.06(b).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "FSA Information" means any information furnished by the Certificate Insurer in writing expressly for the use in the Offering Document, it being understood that in respect of the initial Offering Document, the FSA Information is limited to the information included under the caption "The Insurer" and the financial statements of the Certificate Insurer incorporated by reference therein.

      "Initial Mortgage Loans" means the mortgage loans listed on the Schedule of Mortgage Loans which were identified as of August 10, 1997.

      "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics liens and any liens that attach to a Mortgaged Property by operation of law.

      "Mortgage Loans" means the Initial Mortgage Loans, the Additional Mortgage Loans and the Pre-Funded Mortgage Loans and any mortgage loan substituting or replacing a Mortgage Loan pursuant to the terms of the Pooling & Servicing Agreement.

      "Original Pool Balance" means the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date.

      "Originator" means Emergent Mortgage Corp., a South Carolina corporation.

      "Other Conveyed Property" means all monies at any time paid or payable on the Mortgage Loans or in respect thereof after the Cut-off Date (including amounts due on or before the Cut-off Date but received by the Originator, the Unaffiliated Seller or the Depositor after the Cut-off Date), the insurance policies relating to the Mortgage Loans and all Insurance Proceeds, rights of the Unaffiliated Seller against the Originator under the Purchase Agreement and Assignment, all items contained in the Mortgage Files, and any REO Property, together with all collections thereon and proceeds thereof.

      "Pre-Funded Mortgage Loans" has the meaning ascribed thereto in Section 2.02.

      "Prospectus" means the Prospectus dated June 10, 1997 relating to the offering by the Depositor from time to time of its pass-through certificates (issuable in series) in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Certificates.

      "Prospectus Supplement" means the Prospectus Supplement dated September 17, 1997, relating to the offering of the Certificates in the form in which it was or will be filed with the Commission pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Certificates.

      "Purchase Agreement and Assignment" means the Agreement dated as of August 10, 1997 among the Originator, the Unaffiliated Seller and Emergent Group, Inc.

      "Registration Statement" means that certain registration statement on Form S-3, as amended (Registration No. 333-27355) relating to the offering by the Depositor from time to time of its pass-through certificates (issuable in series) as heretofore declared effective by the Commission.

      "Related Documents" means the Insurance Agreement and the Indemnification Agreement dated as of August 10, 1997 among the Originator, the Unaffiliated Seller, Emergent Group, the Depositor, Prudential Securities Incorporated and Financial Security Assurance Inc.

      "Schedule of Mortgage Loans" means the schedule of Initial Mortgage Loans and Additional Mortgage Loans and related mortgage notes attached hereto as Schedule A, which schedule shall be deemed to be amended to reflect any Mortgage Loan Schedule relating to any Pre-Funded Mortgage Loans to be transferred to the Depositor pursuant to Section 2.02.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Termination Event" means the existence of any one or more of the following conditions:

            (a) A stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the Commission; or

            (b) Subsequent to the execution and delivery of this Agreement, a downgrading, or public notification of a possible change, without indication of direction, shall have occurred in the rating accorded any of the debt securities or claims paying ability of any person providing any form of credit enhancement for any of the Certificates, by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; or

            (c) Subsequent to the execution and delivery of this Agreement, there shall have occurred an adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Certificate Insurer or the Unaffiliated Seller reasonably determined by the Depositor to be material; or

            (d) Subsequent to the date of this Agreement there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities substantially similar to the Certificates; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the engagement by the United States in hostilities, or the escalation of such hostilities, or any calamity or crisis, if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Depositor makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Certificates on the terms and in the manner contemplated in the Prospectus Supplement.

      "Unaffiliated Seller" means Emergent Mortgage Holdings Corporation, in its capacity as Unaffiliated Seller of the Mortgage Loans under this Agreement and any successor to Emergent Mortgage Holdings Corporation, whether through merger, consolidation, purchase and assumption of Emergent Mortgage Holdings Corporation or all or substantially all of its assets or otherwise.

      "Unaffiliated Seller Repurchase Event" means the occurrence of a breach of any of the Unaffiliated Seller's representations and warranties under Section
3.02 herein.

      Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.

                                  ARTICLE TWO

              PURCHASE, SALE AND CONVEYANCE OF THE MORTGAGE LOANS

      Section 2.01. Agreement to Purchase Initial and Additional Mortgage Loans. Subject to the terms and conditions of this Agreement, the Unaffiliated Seller hereby sells, transfers, assigns, and otherwise conveys to the Depositor without recourse (but without limitation of its obligations and representations in this Agreement), and the Depositor hereby purchases, all right, title and interest of the Unaffiliated Seller in and to the Initial Mortgage Loans, the Additional Mortgage Loans and the Other Conveyed Property relating thereto. It is the intention of the Unaffiliated Seller and the Depositor that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Initial Mortgage Loans, the Additional Mortgage Loans and the Other Conveyed

Property relating thereto from the Unaffiliated Seller to the Depositor, conveying good title thereto free and clear of any Liens, and such Mortgage Loans and Other Conveyed Property shall not be part of the Unaffiliated Seller's estate in the event of the filing of a bankruptcy petition by or against the Unaffiliated Seller under any bankruptcy or similar law.

      Section 2.02. Agreement to Purchase Pre-Funded Mortgage Loans. (a) Subject to the terms and conditions of this Agreement, the Unaffiliated Seller hereby agrees to sell to the Depositor without recourse (but without limitation of its obligations and representations in this Agreement), and the Depositor hereby agrees to purchase, all right, title and interest of the Unaffiliated Seller in and to additional mortgage loans satisfying the requirements of Section 2.02(c) of the Pooling and Servicing Agreement ("Pre-Funded Mortgage Loans"), having an aggregate Stated Principal Balance as of their respective Cut-off Dates of up to the Original Pre-Funded Amount, together with the Other Conveyed Property relating thereto. It is the intention of the Unaffiliated Seller and the Depositor that each such transfer and assignment of Pre-Funded Mortgage Loans and the Other Conveyed Property relating thereto shall constitute a sale of such Pre-Funded Mortgage Loans and Other Conveyed Property from the Unaffiliated Seller to the Depositor, conveying good title thereto free and clear of any liens, and such Pre-Funded Mortgage Loans and Other Conveyed Property shall not be part of the Unaffiliated Seller's estate in the event of the filing of a bankruptcy petition by or against the Unaffiliated Seller under any bankruptcy or similar law.

            (b) The Seller shall be obligated to sell Pre-Funded Mortgage Loans and Other Conveyed Property relating thereto pursuant to this Section 2.02 subject only to the availability thereof to the Seller during the Pre-Funding Period under the Purchase Agreement and Assignment. To the extent Pre-Funded Mortgage Loans shall become available to the Seller under the Purchase Agreement and Assignment during the Pre-Funded Period, the Seller shall execute and deliver to the Depositor an Addition Notice, accompanied by a Mortgage Loan Schedule with respect to such Pre-Funded Mortgage Loans.

            (c) Subject to the satisfaction of the conditions set forth in paragraph (d) below, in consideration of the Depositor's delivery on the related Pre-Funded Loan Transfer Dates to or upon the order of the Unaffiliated Seller of the purchase price therefor, the Unaffiliated Seller shall on such Pre-Funded Loan Transfer Dates sell to the Depositor without recourse but subject to terms and provisions of this Agreement, all of the right, title and interest of the Unaffiliated Seller in and to the relevant Pre-Funded Mortgage Loans, including all principal outstanding as of, and all interest due after, the related Cut-off Dates, and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders and the Insurer. In connection with each such sale, the Originator, the Unaffiliated Seller, the Depositor and the Trustee shall execute and deliver an instrument of transfer substantially in the form of Exhibit G to the

      Pooling and Servicing Agreement (the "Pre-Funded Mortgage Loan Transfer Agreement").

            (d) The obligation of the Depositor to purchase Pre-Funded Mortgage Loans and any other property and rights related thereto pursuant to this
      Section 2.02 shall be subject to the satisfaction of each of the following conditions on or prior to the related Pre-Funded Transfer Date:

                  (i) the Unaffiliated Seller shall have provided the Depositor, the Trustee, the Rating Agencies and the Certificate Insurer with a timely Addition Notice, which shall include a Mortgage Loan Schedule listing such Pre-Funded Mortgage Loans, and shall have provided any other information reasonably requested by any of the foregoing with respect to the Pre-Funded Mortgage Loans;

                  (ii) the Originator and the Unaffiliated Seller shall have executed and delivered a Pre-Funded Mortgage Loan Transfer Agreement with respect to the Pre-Funded Mortgage Loans;

                  (iii) the Unaffiliated Seller shall have deposited in the
            Collection Account all collections of (x) principal in respect of the Pre-Funded Mortgage Loans received after the related Cut-off Date and (y) interest due on the Pre-Funded Mortgage Loans after the related Cut-off Date;

                  (iv) as of such Pre-Funded Loan Transfer Date, the
            Unaffiliated Seller shall not be insolvent or aware of any pending insolvency and the transfer of such Pre-Funded Mortgage Loans to the Depositor on such Pre-Funded Loan Transfer Date shall not result in the insolvency of the Unaffiliated Seller;

                  (v) such addition will not result in a material adverse tax consequence to the Trust or the Holders of the Certificates;

                  (vi) the Pre-Funding Period shall not have terminated;

                  (vii) the addition of such Pre-Funded Mortgage Loans shall not result in any representation or warranty set forth in Section 3.02 being or becoming untrue or inaccurate and such Pre-Funded Mortgage Loans shall satisfy the requirements of Section 2.02(c) of the Pooling and Servicing Agreement;

                  (viii) the Unaffiliated Seller shall have delivered to the
            Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (d); and

                  (ix) there shall have been delivered to the Depositor, the
            Certificate Insurer, the Rating Agencies and the Trustee, independent

            Opinions of Counsel with respect to the transfer of the Pre-Funded Mortgage Loans substantially in the form of the Opinions of Counsel delivered to the Depositor, the Certificate Insurer and the Trustee, respectively on the Closing Date (bankruptcy, corporate and tax opinions).

      Section 2.03. Purchase Price.

            (a) On the Closing Date, as full consideration for the Unaffiliated Seller's sale of the Initial Mortgage Loans and the Additional Mortgage Loans and the Other Conveyed Property relating thereto to the Depositor, the Depositor will deliver to the Unaffiliated Seller (i) an amount in cash equal to $131,251,868.69 (which amount represents $170,130,436.68 less the Original Pre-Funded Amount), less certain expenses and (ii) the Residual Certificate to be issued pursuant to the Pooling and Servicing Agreement.

            (b) On each Pre-Funded Loan Transfer Date, as full consideration for the Unaffiliated Seller's sale of the Pre-Funded Mortgage Loans to be sold to the Depositor on such Pre-Funded Loan Transfer Date and the Other Conveyed Property relating thereto, the Depositor will deliver to the Unaffiliated Seller an amount in cash equal to the sum of 100% of the aggregate Principal Balance of the Pre-Funded Mortgage Loans as of the related Pre-Funded Loan Cut-off Date.

      Section 2.04. Delivery of Mortgage Loan Files. On or prior to the Closing Date or Pre-Funded Loan Transfer Date, as the case may be, the Unaffiliated Seller shall deliver or shall cause to be delivered to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement), the documents listed in Section 2.03(a) of the Pooling and Servicing Agreement with respect to each Mortgage Loan being sold to the Depositor on such date.

      Section 2.05. Transfer of Mortgage Loans; Assignment of Agreement. The Depositor has the right to assign its interest under this Agreement to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement, without further notice to, or consent of, the Unaffiliated Seller, and the Trustee shall succeed to such of the rights and obligations of the Depositor hereunder as shall be so assigned. The Depositor shall, pursuant to the Pooling and Servicing Agreement, assign all of its right, title and interest in and to the Mortgage Loans and its right to exercise the remedies created by this Section 2.05 and Section 3.05 hereof to the Trustee for the benefit of the Certificateholders. The Unaffiliated Seller agrees that, upon such assignment to the Trustee, such representations, warranties, agreements and covenants will run to and be for the benefit of the Trustee and the Trustee may enforce diligently, without joinder of the Depositor, the repurchase obligations of the Unaffiliated Seller set forth herein with respect to breaches of such representations, warranties, agreements and covenants.

      Section 2.06. Examination of Mortgage Loan File. Prior to the Closing Date and each Pre-Funded Loan Transfer Date, as applicable, the Unaffiliated Seller shall make the Mortgage Files available to the Depositor or its designee for examination at the Unaffiliated Seller's offices or at such other place as the Unaffiliated Seller shall reasonably specify. Such examination may be made by the Depositor or its designee at any time on or before the Closing Date and each Pre-Funded Loan Transfer Date, as applicable. If the Depositor or its designee makes such examination prior to the Closing Date and each Pre-Funded Loan Transfer Date, as applicable, and identifies any Mortgage Loans that do not conform to the requirements of the Depositor as described in this Agreement, such Mortgage Loans shall be deleted from the Schedule of Mortgage Loans. The Depositor may, at its option and without notice to the Unaffiliated Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Depositor or the Trustee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Depositor or the Trustee to demand repurchase or other relief as provided in this Agreement.

      Section 2.07. Books and Records. The sale of each Mortgage Loan shall be reflected on the Unaffiliated Seller's balance sheet and other financial statements as a sale of assets by the Unaffiliated Seller. The Unaffiliated Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

                                 ARTICLE THREE
                         REPRESENTATIONS AND WARRANTIES

      Section 3.01. Representations and Warranties as to the Unaffiliated Seller. The Unaffiliated Seller hereby represents and warrants to the Depositor, as of the Closing Date, and as of each Pre-Funded Loan Transfer Date, that:

            (a) Organization and Good Standing. The Unaffiliated Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Mortgage Loans and the Other Conveyed Property transferred to the Depositor.

            (b) Due Qualification. The Unaffiliated Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

            (c) Power and Authority. The Unaffiliated Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Unaffiliated Seller has full power and authority to sell and assign the Mortgage Loans and the Other Conveyed Property to be sold and assigned to and deposited with the Depositor by it and has duly authorized such sale and assignment to the Depositor by all necessary corporate action; the execution, delivery and performance of this Agreement and the Related Documents to which it is a party have been duly authorized by the Unaffiliated Seller by all necessary corporate action; and this Agreement has been duly and validly executed and delivered by the Unaffiliated Seller.

            (d) Valid Sale; Binding Obligations. This Agreement shall effect a valid sale, transfer and assignment of the Mortgage Loans and the Other Conveyed Property, enforceable against the Unaffiliated Seller and creditors of and purchasers from the Unaffiliated Seller; and this Agreement constitutes a legal, valid and binding obligation of the Unaffiliated Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the certificate of incorporation or by-laws of the Unaffiliated Seller, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Unaffiliated Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Unaffiliated Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Unaffiliated Seller or any of its properties.

            (f) No Proceedings. There are no material proceedings or investigations pending or, to the Unaffiliated Seller's knowledge, threatened against the Unaffiliated Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Unaffiliated Seller or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Unaffiliated Seller of its obligations under, or the validity or enforceability of, this Agreement, (iv) involving the Unaffiliated Seller and which might adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates, or (v) that could have a material adverse effect on the Mortgage Loans.

            (g) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Unaffiliated Seller of this Agreement and the consummation of the transactions contemplated hereby have been or will be taken or obtained on or prior to the Closing Date.

            (h) Chief Executive Office. The chief executive office of the Unaffiliated Seller is at 44 East Camperdown Way, Greenville, South Carolina 29601, Attention: William P. Crawford.

      Section 3.02. Representations and Warranties Relating to the Mortgage Loans. The Unaffiliated Seller represents and warrants to the Depositor, as of the Closing Date, as to each Initial Mortgage Loan and Additional Mortgage Loan, and as of each Pre-Funded Loan Transfer Date, as to each Pre-Funded Mortgage Loan, that immediately prior to the sale and transfer of the relevant Mortgage Loans on such date by the Unaffiliated Seller to the Depositor:

            (a) The information with respect to each Mortgage Loan set forth in the Schedule of Mortgage Loans is true and correct as of the related Cut-off Date;

            (b) The information provided by the Unaffiliated Seller to the Depositor in connection with a Pre-Funded Mortgage Loan is true and correct in all material respects at the date or dates respecting which such information was furnished and such Pre-Funded Mortgage Loans comply with the requirements of Section 2.02(d);

            (c) All of the original or certified documentation required to be delivered to the Trustee pursuant to the Pooling and Servicing Agreement (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Trustee in accordance with the terms of such Pooling and Servicing Agreement. Each of the documents and instruments specified to be included therein has been duly executed and in due and proper form, and each such document or instrument is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans.

            (d) Each Mortgaged Property is improved by a single (one-to-four) family residential dwelling, which may include condominiums, townhouses and units in planned unit developments, or manufactured housing, but shall not include cooperatives;

            (e) No Mortgage Loan had a Loan-to-Value Ratio in excess of 98.01%;

            (f) Each Mortgage is a valid and subsisting first lien of record on the Mortgaged Property subject in all cases to the exceptions to title set forth in the title insurance policy, with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

            (g) Immediately prior to the transfer and assignment herein contemplated, the Unaffiliated Seller held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by it subject to no Liens, except Liens which will be released simultaneously with such transfer and assignment and subordinate Liens on the related Mortgaged Property;

            (h) As of the related Cut-off Date, no Initial Mortgage Loan is 30 or more days delinquent and no Additional Mortgage Loan or Pre-Funded Mortgage Loan is 60 or more days delinquent;

            (i) There is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of substantial damage and is in good repair;

            (j) There is no valid and enforceable right of rescission, offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Mortgage Note or the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (k) There is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph (m) below;

            (l) Each Mortgage Loan at the time it was made complied in all material respects with all applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws;

            (m) With respect to each Mortgage Loan, a lender's title insurance policy, issued in standard American Land Title Association form, or other form acceptable in a particular jurisdiction by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, in an amount at least equal to the initial Stated Principal Balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first mortgage lien of record on the real property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph (f) above, was effective on the date of the origination of such Mortgage Loan, and, as of the Cut-off Date such policy will be valid and thereafter such policy shall continue in full force and effect;

            (n) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy (which may be a blanket policy of the type described in the related Pooling and Servicing Agreement) with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan and (B) the minimum amount required to compensate for damage or loss on a replacement cost basis;

            (o) If any Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy (which may be a blanket policy of the type described in the Pooling and Servicing Agreement) in a form meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan and (B) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

            (p) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed;

            (q) The Unaffiliated Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the servicer in any insurance policies applicable to any Mortgage Loans delivered by such Unaffiliated Seller including, to the extent such

      Mortgage Loan is not covered by a blanket policy described in the Pooling and Servicing Agreement, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the servicer;

            (r) Each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been recorded or are in the process of being recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof for the benefit of the Trustee, subject to the provisions of Section 2.03 of the Pooling and Servicing Agreement;

            (s) The terms of each Mortgage Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the owners and which has been delivered to the Trustee;

            (t) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans have been paid;

            (u) Except as otherwise required by law or pursuant to the statute under which the related Mortgage Loan was made, the related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

            (v) No Mortgage Loan was originated under a buydown plan;

            (w) No Mortgage Loan provides for negative amortization, has a shared appreciation feature, or other contingent interest feature;

            (x) Each Mortgaged Property is located in the state identified in the Schedule of Mortgage Loans, and consists of one or more parcels of real property with a residential dwelling thereon;

            (y) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

            (z) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-off Date, have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Schedule of Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan. No Mortgage Note permits or obligates the Originator to make future advances to the related Mortgagor at the option of the Mortgagor;

            (aa) There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and each Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

            (bb) All of the improvements of any Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property, and, if a title insurance policy exists with respect to such Mortgaged Property, are stated in such title insurance policy and affirmatively insured;

            (cc) No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law;

            (dd) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Originator or the Trust Fund to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

            (ee) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available which materially interferes with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgage;

            (ff) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Originator or the Unaffiliated Seller has waived any default, breach, violation or event of acceleration;

            (gg) No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part;

            (hh) The credit underwriting guidelines applicable to each Mortgage Loan conform in all material respects to the Originator's underwriting guidelines;

            (ii) All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

            (jj) The Unaffiliated Seller has no actual knowledge that there exist on any Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;

            (kk) None of the Mortgage Loans shall be due from the United States of America or any State or from any agency, department, subdivision or instrumentality thereof;

            (ll) At the Cut-off Date, no Mortgagor had been identified on the records of the Originator as being the subject of a current bankruptcy proceeding;

            (mm) By the Closing Date, the Unaffiliated Seller will have caused the portions of the Unaffiliated Seller's records relating to the Initial Mortgage Loans and the Additional Mortgage Loans to be clearly and unambiguously marked to show that such Loans constitute part of the Trust Fund and are owned by the Trust Fund in accordance with the terms of the Pooling and Servicing Agreement, and by each Pre-Funded Loan Transfer Date, the Unaffiliated Seller will have caused the portions of the Unaffiliated Seller's records relating to the related Pre-Funded Mortgage Loans to be clearly and unambiguously marked to show that such Mortgage Loans constitute part of the Trust Fund and are owed by the Trust Fund in accordance with the terms of the Pooling and Servicing Agreement;

            (nn) No Mortgage Loan was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Mortgage Loan under this Agreement or pursuant to transfers of the Certificates. The Unaffiliated Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Mortgage Loans;

            (oo) All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trustee a first priority perfected lien on, or ownership interest in, the Mortgage Loans and the proceeds thereof and the other property of the Trust Fund have been made, taken or performed;

            (pp) The Unaffiliated Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Mortgage Loan or otherwise to impair the rights of the Trust Fund and the Certificateholders in any Mortgage Loan or the proceeds thereof;

            (qq) No Mortgage Loan is assumable (without the consent of the Originator which consent has not been given) by another Person in a manner which would release the Mortgagor thereof from such Mortgagor's obligations to the Unaffiliated Seller with respect to such Mortgage Loan;

            (rr) With respect to the Initial Mortgage Loans as of the Cut-off
      Date: the aggregated Stated Principal Balance was $64,502,306.83; each of the Stated Principal Balances was at least $13,000 but no more than $348,300; the average Stated Principal Balance was $67,471.03; the Mortgage Rates were at least 8.500% but no more than 14.890%; the weighted average Mortgage Rate was 11.109%; the original Loan-to-Value Ratios were at least 18.52% but no more than 98.01%; the weighted average original Loan-to-Value Ratio was 77.67%; the remaining terms to stated maturity were at least 60 months but no more than 360 months; the weighted average remaining term to stated maturity was 201 months; the original terms to stated maturity were at least 60 months but no more than 361 months; the weighted average original term to stated maturity was 201 months; and no more than 0.59% of the Mortgage Loans are secured by Mortgaged Properties located in any one postal zip code area;

            (ss) No selection procedures adverse to the Certificateholders or to the Certificate Insurer have been utilized in selecting such Mortgage Loan from all other similar Mortgage Loans originated by the Originator;

            (tt) The related Mortgaged Property has not been subject to any foreclosure proceeding or litigation;

            (uu) There was no fraud involved in the origination of the Mortgage Loan by the mortgagee or the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan; and

            (vv) Each Mortgage File contains an appraisal of the Mortgaged Property indicating an appraised value equal to the appraised value of such Mortgaged Property on the Mortgage Loan Schedule. Each appraisal has been performed in accordance with the requirements of FNMA or FHLMC.

            (ww) Each Mortgage Loan is a "qualified mortgage" as defined in
      Section 860G(a)(3) of the Code.

      Section 3.03. Covenants of the Unaffiliated Seller. The Unaffiliated Seller covenants to the Depositor as follows:

            (a) The Unaffiliated Seller shall cooperate with the Depositor and the firm of independent certified public accountants retained with respect to the issuance of the Certificates in making available all information and taking all steps reasonably necessary to permit the accountants' letters required hereunder to be delivered within the times set for delivery herein.

            (b) The Unaffiliated Seller agrees to satisfy or cause to be satisfied on or prior to the Closing Date all of the conditions to the Depositor's obligations set forth in Section 5.01 hereof that are within the Unaffiliated Seller's (or its agents') control.

            (c) The Unaffiliated Seller hereby agrees to do all acts, transactions, and things and to execute and deliver all agreements, documents, instruments, and papers by and on behalf of the Unaffiliated Seller as the Depositor or its counsel may reasonably request in order to consummate the transfer of the Mortgage Loans to the Depositor and the subsequent transfer thereof to the Trustee, and the rating, issuance and sale of the Certificates.

            (d) The Unaffiliated Seller hereby agrees to arrange separately to pay to the Trustee all of the Trustee's fees and expenses in connection with the transactions contemplated by the Pooling and Servicing Agreement, including, without limitation, all of the Trustee's fees and expenses in connection with any actions taken by the Trustee pursuant to Section 8.10 thereof. For the avoidance of doubt, the parties hereto acknowledge that it is the intention of the parties that the Depositor shall not pay any of the Trustee's fees and expenses in connection with the transactions contemplated by the Pooling and Servicing Agreement.

      Section 3.04. Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Unaffiliated Seller, as of the date of execution of this Agreement, as of the Closing Date and as of each Pre-Funded Loan Transfer Date, that:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the corporate power and authority to purchase each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all the transactions contemplated by this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, and, assuming the due authorization, execution and delivery hereof by the Unaffiliated Seller, constitutes the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except such as have been made on or prior to the Closing Date;

            (e) The Depositor has filed or will file the Prospectus and Prospectus Supplement with the Commission in accordance with Rule 424(b) under the Securities Act;

            (f) None of the execution and delivery of this Agreement, the purchase of the Mortgage Loans from the Unaffiliated Seller, the consummation of the other transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with the charter or bylaws of the Depositor or conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under, any term, condition or provision of any indenture, deed of trust, contract or other agreement or other instrument to which the Depositor is a party or by which it is bound and which is material to the Depositor, or (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over the Depositor.

      Section 3.05. Repurchase Obligation for Breach of a Representation or Warranty. Each of the representations and warranties contained in Sections 3.01 and 3.02 shall survive the purchase by the Depositor of the Mortgage Loans and the subsequent transfer thereof by the Depositor to the Trustee and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Loans and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement.

            (a) Upon the occurrence of a breach of any of the Unaffiliated Seller's representations and warranties under Section 3.02 hereof that materially and adversely affects the related Mortgage Loan, the Unaffiliated Seller shall, unless such breach shall have been cured in all material respects or unless the Originator shall have repurchased such Mortgage Loan directly from the Trustee, repurchase the related Mortgage Loan from the Trustee within 60 days following discovery by or notice to the Unaffiliated Seller of such breach pursuant to Section 2.04 of the Pooling and Servicing Agreement, and, the Unaffiliated Seller shall pay the Purchase Price to the Trustee pursuant to the Pooling and Servicing Agreement. To the extent such Unaffiliated Seller fails to effect its repurchase obligation, Emergent Group shall repurchase the related Mortgage Loans and pay the Purchase Price to the Trustee on such date. The provisions of this Section 3.05 are intended to grant the Trustee a direct right against the Unaffiliated Seller and the Emergent Group to demand performance hereunder, and in connection therewith, the Unaffiliated Seller and Emergent Group waive any requirement of prior demand against the Depositor with respect to such repurchase obligation. Any such purchase resulting from the Unaffiliated Seller Repurchase Event shall take place in the manner specified in Section 2.04 of the Pooling and Servicing Agreement. Notwithstanding any other provision of this Agreement or the Pooling and Servicing Agreement to the contrary, the obligation of the Unaffiliated Seller and Emergent Group under this Section shall be performed in accordance with the terms hereof notwithstanding the failure of the Depositor or the Servicer to perform any of their respective obligations with respect to such Mortgage Loan under this Agreement or under the Pooling and Servicing Agreement.

            (b) In addition to the foregoing and notwithstanding whether the related Mortgage Loan shall have been purchased by the Unaffiliated Seller or Emergent Group, the Unaffiliated Seller shall indemnify the Depositor, the Trustee, the Certificate Insurer, Emergent Group and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to Unaffiliated Seller Repurchase Events.

      Section 3.06. Reassignment of Purchased Mortgage Loans. Upon deposit in the Collection Account of the Purchase Price of any Mortgage Loan repurchased by the Unaffiliated Seller under Section 3.05 hereof, the Depositor and the Trustee shall take such steps as may be reasonably requested by the Unaffiliated Seller in order to assign to the Unaffiliated Seller all of the Depositor's and the Trust Fund's right, title and interest in and to such Mortgage Loan and all security and documents and all Other Conveyed Property conveyed to the Depositor and the Trust Fund directly relating thereto, without recourse, representation or warranty, except as to the absence of Liens created by or arising as a result of actions of the Depositor or the Trustee. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Purchased Mortgage Loan, in any enforcement suit or legal proceeding, it is held that the Unaffiliated Seller may not enforce any such Mortgage Loan on the ground that it shall not be a real party in interest or a holder entitled to enforce the Mortgage Loan, the Depositor and the Trustee shall, at the expense of the Unaffiliated Seller, take such steps as the Unaffiliated Seller deems reasonably necessary to enforce the Mortgage Loan, including bringing suit in the Depositor's or the Trustee's name or the names of the Certificateholders.

      3.07. Waivers. No failure or delay on the part of the Depositor or the Trustee as assignee of the Depositor, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

      3.08. Representations and Warranties of Emergent Group. Emergent Group hereby represents and warrants to the Depositor as of the date of execution of this Agreement, as of the Closing Date and as of each Pre-Funded Loan Transfer Date, that:

            (a) Emergent Group is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina;

            (b) Emergent Group has the corporate power and authority to execute, deliver and perform, and to enter into and consummate all the transactions contemplated by this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by Emergent Group, and constitutes the legal, valid and binding agreement of Emergent Group, enforceable against Emergent Group in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by Emergent Group with this Agreement or the consummation by Emergent Group of any of the transactions contemplated hereby or thereby, except such as have been made on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the other transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with the charter or bylaws of Emergent Group or conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under, any term, condition or provision of any material indenture, deed of trust, contract or other agreement or other instrument to which Emergent Group is a party or by which it is bound and which is material to Emergent Group, or (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over Emergent Group.

                                  ARTICLE FOUR
                            THE UNAFFILIATED SELLER

      Section 4.01. Liability of the Unaffiliated Seller. The Unaffiliated Seller shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by such Unaffiliated Seller and its representations and warranties.

      Section 4.02. Merger or Consolidation. The Unaffiliated Seller will keep in full effect its existence, rights and franchises as a corporation and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

      Any corporation or other entity (i) into which the Unaffiliated Seller or Emergent Group may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Unaffiliated Seller or Emergent Group is a party or
(iii) succeeding to the business of the Unaffiliated Seller or Emergent Group, which corporation has a certificate of incorporation containing provisions relating to limitations on business and other matters substantively identical to those contained in the Unaffiliated Seller's certificate of incorporation, shall execute an agreement of assumption to perform every obligation of the Unaffiliated Seller or Emergent Group, as the case may be, under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Unaffiliated Seller or Emergent Group, as the case may be, hereunder (without relieving the Unaffiliated Seller or Emergent Group, as the case may be, of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement. Notwithstanding the foregoing, so long as a Certificate Insurer Default shall not have occurred and be continuing, the Unaffiliated Seller shall not merge or consolidate with any other Person or permit any other Person to become the successor to the Unaffiliated Seller's business without the prior written consent of the Certificate Insurer. The Unaffiliated Seller or Emergent Group, as the case may be, shall promptly inform the other party, the Trustee and, so long as a Certificate Insurer Default shall not have occurred and be continuing, the Certificate Insurer of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.01, 3.02 and 3.08 or covenant made pursuant to Section 3.03, shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an event of default under the Insurance Agreement, shall have occurred and be continuing, (y) the Unaffiliated Seller or Emergent Group, as the case may be, shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section
4.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Unaffiliated Seller shall have delivered to the Trustee an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trustee in the Trust Fund and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

      Section 4.03. Costs. In connection with the transactions contemplated under this Agreement and the Pooling and Servicing Agreement, the Unaffiliated Seller shall promptly pay (or shall promptly reimburse the Depositor to the extent that the Depositor shall have paid or otherwise incurred): (i) the fees and disbursements of the Unaffiliated Seller's counsel; (ii) the fees of the Depositor's counsel, not to exceed $175,000; (iii) the fees and disbursements of Ernst & Young, the Unaffiliated Seller's independent certified public accountants, in rendering a comfort letter in connection with the Prospectus Supplement and in comforting the Derived Information; (iv) the fees of Standard & Poor's Ratings Group and Moody's Investors Service, Inc.; (v) the fees of the Trustee, the fees and disbursements of the Trustee's counsel, if any and the fees of the Trustee for custodial acceptance and loan deposit; (vi) expenses incurred in connection with printing the Prospectus, the Prospectus Supplement, any amendment or supplement thereto, any preliminary prospectus and the Certificates; (vii) fees and expenses relating to the filing of documents with the Securities and Exchange Commission (including without limitation periodic reports under the Exchange Act); (viii) the shelf registration amortization fee paid in connection with the issuance of Certificates; and (ix) to the extent not covered above, all of the initial upfront expenses of the Depositor and the Underwriter including, without limitation, legal fees and expenses, accountant fees and expenses and expenses in connection with due diligence conducted on the Mortgage Loan File. The Unaffiliated Seller also will promptly pay (or shall promptly reimburse the

Depositor to the extent that the Depositor shall have paid or otherwise incurred) all of the initial upfront expenses of the Certificate Insurer including, without limitation, legal fees and expenses, accountant fees and expenses and expenses in connection with due diligence conducted on the Mortgage Loan File. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expenses.

      4.04. Servicing. The Mortgage Loans shall be serviced by the Servicer in accordance with the Pooling and Servicing Agreement.

      4.05. Mandatory Delivery. Each document specified in Section 2.03 of the Pooling and Servicing Agreement for each Mortgage Loan shall be delivered to the Depositor on or before the Closing Date or relevant Pre-Funded Loan Transfer Date (except as otherwise provided in such Section 2.03).

      4.06. Indemnification.

            (a)(i) Emergent Group agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who have signed the Registration Statement, Prudential Securities Incorporated and each of its directors and each person or entity who controls the Depositor or Prudential Securities Incorporated or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Depositor, Prudential Securities Incorporated or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Depositor, Prudential Securities Incorporated and each such controlling person for any legal or other expenses incurred by the Depositor, Prudential Securities Incorporated or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement, in light of the circumstances under which they were made, not misleading, except insofar as such claims arise out of or are based upon any untrue statement or omission in the FSA Information or the Depositor Information. This indemnity agreement will be in addition to any liability which Emergent Group may otherwise have.

            (ii) Emergent Group agrees to indemnify and to hold each of the Depositor, the Trustee, the Certificate Insurer and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Depositor, the Trustee, the Certificate Insurer and any Certificateholder may sustain in any way related to (i) the failure of the Unaffiliated Seller or Emergent Group to perform its duties in compliance with the terms of this Agreement or (ii) the breach by either the Unaffiliated Seller or Emergent Group of any of the representations or warranties made by it in this Agreement.

            (b) The Depositor agrees to indemnify and hold harmless the Unaffiliated Seller, each of its directors and each person or entity who controls the Unaffiliated Seller or any such person, within the meaning of
      Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Unaffiliated Seller or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Unaffiliated Seller and any such director or controlling person for any legal or other expenses incurred by the Unaffiliated Seller or any such director or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement, any amendment or supplement to the Prospectus or the Prospectus Supplement or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but with respect to the Prospectus Supplement, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information contained in the Prospectus Supplement under the caption "Plan of Distribution" (the information contained under the caption "Plan of Distribution" the "Depositor Information"). This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
      Section 4.06 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.06, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
      Section 4.06 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel.

            (d) The Depositor agrees, assuming all Emergent Group-Provided Information (defined below) is accurate and complete in all material respects, to indemnify and hold harmless Emergent Group, its respective officers and directors and each person who controls Emergent Group within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by the Depositor, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Depositor under this Section 4.06(d) shall be in addition to any liability which the Depositor may otherwise have.

            The procedures set forth in Section 4.06(c) shall be equally applicable to this Section 4.06(d).

            (e) For purposes of this Section 4.06, the term "Derived Information" means such portion, if any, of the information used by the Depositor for filing with the Commission on Form 8-K as: (i) is not contained in the Prospectus without taking into account information incorporated therein by reference; and (ii) does not constitute Emergent Group-Provided Information. "Emergent Group-Provided Information" means any computer tape furnished to the Depositor by Emergent Group or the Originator concerning the assets comprising the Trust Fund.

            (f) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in the preceding parts of this Section 4.06 is for any reason held to be unavailable to or insufficient to hold harmless an indemnified party under subsection(a) or subsection (b) of this Section 4.06 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by Emergent Group and the Unaffiliated Seller on the one hand, and the Depositor on the other, Emergent Group and the Unaffiliated Seller's, Emergent Group's and the Depositor's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. Emergent Group and the Unaffiliated Seller and the Depositor agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. For purposes of this Section 4.06, each director of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any who controls the Depositor within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Depositor, and each director of the Unaffiliated Seller, and each person, if any who controls the Unaffiliated Seller within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Unaffiliated Seller.

                                  ARTICLE FIVE
                             CONDITIONS OF CLOSING

      Section 5.01. Conditions of Depositor's Obligations. The obligations of the Depositor to purchase the Initial Mortgage Loans and Additional Mortgage Loans will be subject to the satisfaction, on the Closing Date, of the following conditions. Upon payment of the purchase price for the Mortgage Loans, such conditions shall be deemed satisfied or waived.

            (a) Each of the obligations of the Unaffiliated Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Unaffiliated Seller and Emergent Group under this Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, and the Depositor shall have received a certificate to the effect of the foregoing signed by an authorized officer of the Unaffiliated Seller.

            (b) The Depositor shall have received a letter dated the date of this Agreement, in form and substance acceptable to the Depositor and its counsel, prepared by Ernst & Young, independent certified public accountants, regarding the numerical information contained in the Prospectus Supplement under the caption "The Mortgage Pool."

            (c) [This subsection is reserved.]

            (d) The Depositor shall have received the following additional closing documents, in form and substance satisfactory to the Depositor and its counsel:

                  (i) the Schedule of Mortgage Loans;

                  (ii) the Pooling and Servicing Agreement and the Underwriting
            Agreement, dated as of August 28, 1997, between the Depositor and Prudential Securities Incorporated and all documents required thereunder, duly executed and delivered by each of the parties thereto other than the Depositor;

                  (iii) an officer's certificate, dated as of the Closing Date, in the form of Exhibit B hereto, and attached thereto resolutions of the board of directors of the Unaffiliated Seller and a copy of the by-laws of the Unaffiliated Seller;

                  (iv) copy of the Unaffiliated Seller's and Emergent Group's charter and all amendments, revisions, and supplements thereof, certified as of a recent date by the Secretary of State of the State of Delaware and the State of South Carolina, respectively;

                  (v) an opinion of the counsel for the Unaffiliated Seller and
            Emergent Group as to various corporate matters (it being agreed that the opinion shall expressly provide that the Trustee shall be entitled to rely on the opinion);

                  (vi) opinions of counsel for the Unaffiliated Seller, in forms acceptable to the Depositor, its counsel, Standard & Poor's Ratings Group and Moody's Investors Service, Inc. as to such matters as shall be required for the assignment of a rating to the Class A Certificates of "AAA" by Standard & Poor's Ratings Group, and "Aaa" by Moody's Investors Service, Inc. (it being agreed that such opinions shall expressly provide that the Trustee shall be entitled to rely on such opinions);

                  (vii) a letter from Moody's Investors Service, Inc. that it has assigned a rating of "Aaa" to the Class A Certificates;

                  (viii) a letter from Standard & Poor's Ratings Group that it has assigned a rating of "AAA" to the Class A Certificates;

                  (ix) an opinion of counsel for the Trustee in form and
            substance acceptable to the Depositor, its counsel, Moody's Investors Service, Inc. and Standard & Poor's Ratings Group (it being agreed that the opinion shall expressly provide that the Unaffiliated Seller shall be entitled to rely on the opinion);

                  (x) an opinion or opinions of counsel for the Certificate
            Insurer, in each case in form and substance acceptable to the Depositor, its counsel, Moody's Investors Service, Inc. and Standard & Poor's Ratings Group (it being agreed that the opinion shall expressly provide that the Unaffiliated Seller shall be entitled to rely on the opinion); and

            (e) The Policy shall have been duly executed, delivered and issued with respect to the Certificates.

            (f) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Depositor and its counsel.

            (g) The Unaffiliated Seller shall have furnished the Depositor with such other certificates of its officers or others and such other documents or opinions as the Depositor or its counsel may reasonably request.

      Section 5.02. Conditions of Unaffiliated Seller's Obligations. The obligations of the Unaffiliated Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

            (a) Each of the obligations of the Depositor required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Depositor contained in this Agreement shall be true and correct as of the Closing Date, and the Unaffiliated Seller shall have received a certificate to that effect signed by an authorized officer of the Depositor.

            (b) The Unaffiliated Seller shall have received the following additional documents:

                  (i) the Pooling and Servicing Agreement, and all documents required thereunder, in each case executed by the Depositor as applicable;

            and

                  (ii) a copy of a letter from Moody's Investors Service, Inc.
            to the Depositor to the effect that it has assigned a rating of "Aaa" to the Class A Certificates and a copy of a letter from Standard & Poor's Ratings Group to the Depositor to the effect that it has assigned a rating of "AAA" to the Class A Certificates.

            (c) The Depositor shall have furnished the Unaffiliated Seller with such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Unaffiliated Seller may reasonably request.

      Section 5.03. Termination of Depositor's Obligations. The Depositor may terminate its obligations hereunder by notice to the Unaffiliated Seller at any time before delivery of and payment of the Purchase Price for the Initial Mortgage Loans and Additional Mortgage Loans if: (i) any of the conditions set forth in Section 5.01 are not satisfied when and as provided therein; (ii) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Unaffiliated Seller or Emergent Group, or for the winding up or liquidation of the affairs of the Unaffiliated Seller; (iii) there shall have been the consent by the Unaffiliated Seller or Emergent Group to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Unaffiliated Seller or Emergent Group or of or relating to substantially all of the property of the Unaffiliated Seller or Emergent Group; (iv) any purchase and assumption agreement with respect to the Unaffiliated Seller or Emergent Group or the assets and properties of the Unaffiliated Seller or Emergent Group shall have been entered into; or (v) a Termination Event shall have occurred. The termination of the Depositor's obligations hereunder shall not terminate the Depositor's rights hereunder or its right to exercise any remedy available to it at law or in equity.

                                  ARTICLE SIX

                                 MISCELLANEOUS

      Section 6.01. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Depositor, addressed to the Depositor at Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, if to the Unaffiliated Seller, addressed to the Unaffiliated Seller at Emergent Mortgage Holdings Corporation, 44 E. Camperdown Way, Greenville, South Carolina 29601,
Attention: William P. Crawford or to such other address as the Unaffiliated Seller may designate in writing to the Depositor and if to Emergent Group, addressed to Emergent Group, Inc., 15 South Main Street, Suite 750, Greenville, South Carolina 29601, Attention: Kevin J. Mast.

      Section 6.02. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

      Section 6.03. Agreement of Unaffiliated Seller. The Unaffiliated Seller agrees to execute and deliver such instruments and take such actions as the Depositor may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

      Section 6.04. Survival. The parties to this Agreement agree that the representations, warranties and agreements made by each of them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party hereto, notwithstanding any investigation heretofore or hereafter made by such other party or on such other party's behalf, and that the representations, warranties and agreements made by the parties hereto in this Agreement or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans.

      Section 6.05. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      Section 6.06. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly permitted by the terms hereof, this Agreement may not be assigned, pledged or hypothecated by any party hereto to a third party without the written consent of the other party to this Agreement and the Certificate Insurer; provided, however, that the Depositor may assign its rights hereunder without the consent of the Unaffiliated Seller and Emergent Group.

      Section 6.07. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 6.08. Confirmation of Intent. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Unaffiliated Seller to the Depositor as contemplated by this Unaffiliated Seller's Agreement be, and be treated for all purposes as, a sale by the Unaffiliated Seller to the Depositor of the Mortgage Loans. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Unaffiliated Seller to the Depositor to secure a debt or other obligation of the Unaffiliated Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Unaffiliated Seller then (a) this Unaffiliated Seller's Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Unaffiliated Seller to the Depositor of a security interest in all of the Unaffiliated Seller's right, title and interest in and to the Mortgage Loans and all amounts payable on the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the possession by the Depositor of Mortgage Loans and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Depositor for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Depositor pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Unaffiliated Seller and the Depositor shall, to the extent consistent with this Unaffiliated Seller's Agreement, take such actions as may be necessary to ensure that, if this Unaffiliated Seller's Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and would be maintained as such throughout the term of this Agreement.

      Section 6.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 6.10. Amendments. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

            (a) This Agreement may be amended by the Unaffiliated Seller, the Depositor and Emergent Group, with the prior written consent of the Certificate Insurer (so long as a Certificate Insurer Default shall not have occurred and be continuing) but without the consent of the Trustee or any of the Certificateholders (unless a Certificate Insurer Default shall have occurred, in which event the consent of the Certificateholders with Voting Rights equal to or in excess of 50% shall be obtained) (i) to cure any ambiguity or
      (ii) to correct any provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

            (b) This Agreement may also be amended from time to time by the Unaffiliated Seller, the Depositor and Emergent Group with the prior written consent of the Certificate Insurer (so long as a Certificate Insurer Default shall not have occurred and be continuing) and with the consent of the Trustee and Certificateholders having Voting Rights equal to or in excess of 50%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made on any Certificate or the Pass-Through Rates or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates then outstanding.

            (c) Prior to the execution of any such amendment or consent, Emergent Group shall have furnished written notification of the substance of such amendment or consent to each Rating Agency.

            (d) Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

            (e) It shall not be necessary for the consent of Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe, including the establishment of record dates. The consent of any Holder of a Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate.

      Section 6.11. Miscellaneous.

            (a) The parties agree that each of the Certificate Insurer and the Trustee is an intended third-party beneficiary of this Agreement to the extent necessary to enforce the rights and to obtain the benefit of the remedies of the

      Depositor under this Agreement which are assigned to the Trustee for the benefit of the Certificateholders pursuant to the Pooling and Servicing Agreement and to the extent necessary to obtain the benefit of the enforcement of the obligations and covenants of the Unaffiliated Seller under Section 3.05 and 4.06 of this Agreement. The parties further agree that Prudential Securities Incorporated and each of its directors and each person or entity who controls Prudential Securities Incorporated or any such person, within the meaning of Section 15 of the Securities Act (each, an "Underwriter Entity") is an intended third-party beneficiary of this Agreement to the extent necessary to obtain the benefit of the enforcement of the obligations and covenants of the Unaffiliated Seller with respect to each Underwriter Entity under Section 4.06 of this Agreement.

            (b) The Depositor, Emergent Group and the Unaffiliated Seller intend the conveyance by the Unaffiliated Seller to the Depositor of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan.


                    [Signatures Commence on Following Page]

      IN WITNESS WHEREOF, the parties hereto have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                    PRUDENTIAL SECURITIES SECURED
                                      FINANCING CORPORATION



                                    By:________________________________
                                       Name:  Glen Stein
                                       Title: Vice President


                                    EMERGENT MORTGAGE HOLDINGS
                                      CORPORATION


                                    By:________________________________
                                       Name:  Kevin J. Mast
                                       Title: Vice President



                                    EMERGENT GROUP, INC.



                                    By:________________________________
                                       Name:  Kevin J. Mast
                                       Title: Vice President, CFO
                                              and Treasurer

STATE OF NEW YORK    )
                     )         ss.
COUNTY OF NEW YORK   )


      On September 24, 1997 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Glen Stein, personally known to me (or proved to me on the basis of satisfactory evidence) to be Glen Stein of Prudential Securities Secured Financing Corporation, a Delaware corporation, the corporation that executed the within Unaffiliated Seller's Agreement on behalf of said corporation, and acknowledged to me that said corporation executed it.


                                    ----------------------------------
                                    Notary Public

                                    My Commission expires:

STATE OF NEW YORK    )
                     )         ss.
COUNTY OF NEW YORK   )


      On September 24, 1997 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Kevin J. Mast, personally known to me (or proved to me on the basis of satisfactory evidence) to be Kevin J. Mast of Emergent Group, Inc., the corporation that executed the within Unaffiliated Seller's Agreement on behalf of said corporation, and acknowledged to me that said corporation executed it.


                                    ----------------------------------
                                    Notary Public

                                    My Commission expires:

STATE OF NEW YORK    )
                     )         ss.
COUNTY OF NEW YORK   )


      On September 24, 1997 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Kevin J. Mast, personally known to me (or proved to me on the basis of satisfactory evidence) to be Kevin J. Mast of Emergent Mortgage Holdings Corporation, the corporation that executed the within Unaffiliated Seller's Agreement on behalf of said corporation, and acknowledged to me that said corporation executed it.


                                    ----------------------------------
                                    Notary Public

                                    My Commission expires:

                                                                       EXHIBIT A


                           SCHEDULE OF MORTGAGE LOANS

                                                                       EXHIBIT B


                             OFFICER'S CERTIFICATE


      I, Kevin J. Mast, Vice President of EMERGENT MORTGAGE HOLDINGS CORPORATION (the "Company") do hereby certify as follows:

      (1) No financing statements or other filings have been filed naming the Company as debtor or seller in any State of the United States of America to perfect a sale, transfer or assignment of or lien, encumbrance, security interest or other interest in, or which otherwise pertains to, the Mortgage Loans other than those filed in connection with the Unaffiliated Seller's Agreement and the Pooling and Servicing Agreement.

      (2) The Company's chief executive office is located at 44 East Camperdown Way, Greenville, South Carolina 29601.

      Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement dated as of August 10, 1997, among Prudential Securities Secured Financing Corporation, as Depositor, Emergent Mortgage Corp., as Servicer, and First Union National Bank, as Trustee.

      IN WITNESS WHEREOF, I have set my hand this 24th day of September, 1997.


                                    EMERGENT MORTGAGE HOLDINGS
                                    CORPORATION


                                    By:_____________________________
                                       Name:  Kevin J. Mast
                                       Title: Vice President


                                      B-1